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                                                                   Exhibit 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated August 15, 2000 accompanying the consolidated financial statements and schedule of Jaco Electronics, Inc. as of June 30, 2000 and 1999 and for each of the three years in the period ended June 30, 2000 contained in this annual report of Jaco Electronics, Inc. on Form 10-K for the year ended June 30, 1999. We hereby consent to the incorporation by reference of the aforementioned reports in the Registration Statement of Jaco Electronics, Inc. on Form S-8/S-3 (File No. 33-89994, effective March 3, 1995), as amended by Post-Effective Amendment No. 1 to the Registration Statement of Jaco Electronics, Inc. on Form S-8/S-3 (File No. 33-49873, effective April 10, 1998), and the Registration Statement of Jaco Electronics, Inc. on Form S-8/S-3 (File No. 333-49877, effective April 10, 1998).

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP


Melville, New York
September 18, 2000